================================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-12


                              VAALCO ENERGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Last update: 02/22/2002

                              VAALCO ENERGY, INC.

                        4600 Post Oak Place, Suite 309
                             Houston, Texas 77027

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD WEDNESDAY, JUNE 4, 2003

   Notice is hereby given that the Annual Meeting of the Stockholders of VAALCO Energy, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 4, 2003 at 10:00 a.m. at the headquarters of the Company, 4600 Post Oak Place, Suite 309, Houston, Texas 77027, for the following purposes:

   (1) To elect a Board of Directors as follows:

      (a) The holders of Common Stock and Convertible Preferred Stock, Series A, voting together as a class will elect two Class II directors to hold office for the ensuing three years; and

      (b) The holders of Convertible Preferred Stock, Series A, will elect one Class II director to hold office for the ensuing three years.

   (2) To ratify the appointment of Deloitte & Touche as the independent public accountants to audit the Company's accounts for the fiscal year ended December 31, 2003.

   (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

   The holders of record of Common Stock and Convertible Preferred Stock, Series A, of the Company at the close of business on April 11, 2003 will be entitled to notice of and to vote at the annual meeting.

                                          By Order of the Board of Directors,

                                          /s/ Gayla M. Cutrer
                                          Gayla M. Cutrer
                                          Secretary

April 21, 2003

                                   IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                              VAALCO ENERGY, INC.

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD WEDNESDAY, JUNE 4, 2003

   This Proxy Statement is furnished to the record holders of common stock, par value $0.10 per share ("Common Stock") and Convertible Preferred Stock, Series A, par value $10.00 per share ("Preferred Stock") of VAALCO Energy, Inc. (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting ("Meeting") of stockholders to be held on Wednesday, June 4, 2003 at 10:00 a.m. at the headquarters of the Company, 4600 Post Oak Place, Suite 309, Houston, Texas 77027, and any adjournment thereof.

Matters to be Considered at the Meeting

   Unless otherwise indicated, proxies in the form enclosed that are properly executed, duly returned and not revoked will be voted in favor of:

   (1) The election of the Class II director nominees to the Board of Directors named herein; and

   (2) The ratification of the appointment of Deloitte & Touche as the independent public accountants to audit the Company's accounts for the fiscal year ended December 31, 2003.

   The Board of Directors is not presently aware of other proposals that may be brought before the Meeting. In the event other proposals are brought before the Meeting, the persons named in the enclosed proxy will vote in accordance with what they consider to be in the best interests of the Company and its stockholders.

Voting and Revocability of Proxies

   Proxies in the form enclosed, properly executed by stockholders and received in time for the Meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted FOR the nominees for election of directors as listed herein and FOR ratification of Deloitte & Touche as the independent public accountants to audit the Company's accounts for the fiscal year ending December 31, 2003. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire. Any proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company at or prior to the Meeting, by duly executing a proxy bearing a later date or by voting in person at the Meeting. The mailing address of the Company's principal executive offices is 4600 Post Oak Place, Suite 309, Houston, Texas 77027 (Tel. No. 713/623-0801). This Proxy Statement is being mailed on or about April 21, 2003 to holders of record of Common Stock and Preferred Stock at the close of business on April 11, 2003 (the "Record Date").

Voting and Quorum Requirements

   At the close of business on the Record Date, there were outstanding and entitled to vote 21,216,649 shares of Common Stock and 10,000 shares of Preferred Stock. A complete list of all stockholders entitled to vote at the Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Meeting at the Company's headquarters.

   The holder of the Preferred Stock has the right to vote as a class with the holders of Common Stock on all matters submitted to a vote of the holders of Common Stock on an "as converted basis." Accordingly, with respect to all matters to come before the Meeting, other than the election of the Preferred Stock Nominee (as defined below), each share of Common Stock entitles the holder to one vote, and each share of Preferred Stock entitles the holder to 2,750 votes so that, as of the Record Date, 48,716,649 shares of Common Stock are deemed to be outstanding and entitled to vote at the Meeting. In addition, the Certificate of Incorporation of the Company provides that one director in each class of directors shall be a designee (a "Preferred Stock Nominee") of the holders of the Preferred Stock. Accordingly, the holder of the Preferred Stock, voting separately as a class, is entitled to vote for a Preferred Stock Nominee. With respect to the election of a Preferred Stock Nominee, each share of Preferred Stock entitles the holder to one vote. All holders of record of Common Stock or Preferred Stock on the Record Date shall be entitled to vote at the Meeting.

   Regarding the election of directors, the enclosed form of proxy provides a means for stockholders to vote FOR the nominees as directed therein, to withhold authority to vote for one or more of the applicable nominees or to withhold authority to vote for all of the applicable nominees. When a proxy votes for one matter, but indicates that the holder does not have the authority to vote on other matters it is referred to as a "broker non-vote". With respect to other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal, or may abstain from voting. Unless a holder of Common Stock or Preferred Stock who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of those directors for whom authority to vote is withheld because the Company's By-laws provide that directors are elected by a plurality of the votes cast. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total vote received by any particulate candidate.

   The affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock and, on an as converted basis, the Preferred Stock, voting together as a class present or represented and entitled to vote at the Meeting is required for the ratification of the appointment of auditors for the current fiscal year. With respect to the ratification of the appointment of auditors, abstaining shares will be considered present at the Meeting for this matter so that the effect of abstentions will be the equivalent of a "no" vote. With respect to broker non-votes, the shares will not be considered present at the Meeting for this matter so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

   The holders of a majority of the issued and outstanding Common Stock together with, on an as converted basis, the issued and outstanding Preferred Stock, entitled to vote at the Meeting, present in person or represented by proxy, constitutes a quorum for purposes of the Common Stock. The presence in person or by proxy of the holders of record of one-third of the total number of shares of Preferred Stock then outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum of holders of Preferred Stock. Broker non-votes and abstentions count towards the establishment of a quorum. At the Meeting or at any adjournment thereof, the absence of a quorum of the holders of shares of Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Preferred Stock, and the absence of a quorum of the holders of shares of the Common Stock shall not prevent the election of directors to be elected by the holders of shares of Preferred Stock.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

   The following table sets forth information with respect to the ownership of shares of Common Stock and Preferred Stock as of the Record Date by (i) each director and each executive officer of the Company, (ii) all executive officers and directors of the Company as a group and (iii) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Preferred Stock. Information in the table has been obtained from filings made with the SEC or, in the case of the Company's directors and executive officers, has been provided by such individuals. To the Company's knowledge, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated. The address for each director and executive officer is 4600 Post Oak Place, Suite 309, Houston, Texas 77027, unless otherwise indicated below or in the footnotes.

                                                         Common Stock                Preferred Stock
                                            -------------------------------------  -------------------
                                                                      Percent of
                                                                      Class Upon
                                                                     Conversion of
                                                          Percent of   Preferred             Percent of
         Name of Beneficial Owner              Amount       Class        Stock      Amount     Class
         ------------------------           ----------    ---------- ------------- ------    ----------
Directors:
Robert L. Gerry III........................  1,510,000(1)     7.0%        3.1%         --        --
Virgil A. Walston, Jr......................  3,300,082(2)    15.6%        6.8%         --        --
W. Russell Scheirman.......................    135,694          *           *          --        --
Robert H. Allen............................    125,000          *           *          --        --
Arne R. Nielsen............................      1,000          *           *          --        --
Lawrence C. Tucker......................... 36,513,441(3)    67.7%       67.7%     10,000(3)    100%
T. Michael Long............................ 36,513,441(3)    67.7%       67.7%     10,000(3)    100%
Walter W. Grist............................         --         --          --          --        --
Common Stock owned by all directors and
  executive officers as a group (8 persons) 41,585,217(3)    76.1%       76.1%     10,000       100%
5% Stockholders:
Dorothy J. Alcorn..........................  1,397,032(4)     6.6%        2.9%         --        --
 26 Meadow View
 Victoria, TX 77904
The 1818 Fund II, L.P...................... 36,513,441(3)    67.7%       67.7%     10,000(3)    100%
 c/o Brown Brothers
 Harriman & Co.
 140 Broadway
 New York, New York 10005
MetLife, Inc...............................  1,500,000(5)     7.1%        3.1%         --        --
 One Madison Avenue
 New York, New York 10010
Nissho Iwai Corporation....................  2,250,000(6)     9.6%        4.4%         --        --
 3-1, Daiba 2-chome
 Minato-ku, Tokyo 135-8655
 JAPAN
Avocet Capital Management L.P..............  1,361,000(7)     6.4%        2.8%         --        --
 5508 Highway 290 West
 Suite 207
 Austin, TX 78735

--------
 *   Less than 1%.
(1) Includes 500,000 shares of Common Stock that may be acquired within sixty days upon the exercise of options and 1,000,000 shares of Common Stock held in a trust of which Mr. Gerry is a trustee and beneficiary.
(2) Excludes 148,700 shares of Common Stock owned by Mr. Walston's sons in which Mr. Walston disclaims beneficial ownership. Includes 177,500 shares of Common Stock owned by V.A. Walston & Associates, Inc.
(3) Brown Brothers Harriman & Co. ("BBH&CO") is sole general partner of 1818 Fund II, L.P. (the "Fund"). Lawrence C. Tucker and T. Michael Long are general partners of BBH&CO. BBH&CO, Lawrence C. Tucker and T. Michael Long may be deemed to beneficially own all shares reported by the Fund. The shares reported by the Fund include 27,500,000 shares of Common Stock issuable upon conversion of the Preferred Stock and 5,250,000 shares of Common Stock that may be acquired within 60 days upon the exercise of warrants. The address of Messrs. Long and Tucker and BBH&CO is 140 Broadway, New York, NY 10005.
(4) Includes 177,500 shares of Common Stock held by Alcorn Production Company, a company controlled by Mrs. Alcorn.
(5) Based on a Schedule 13G, filed February 14, 2001, by MetLife, Inc. ("MetLife") and its wholly-owned subsidiary, Metropolitan Life Insurance Company ("MLIC") which states MetLife and MLIC both have shared voting and investment power over 1,500,000 shares of Common Stock. In the Schedule 13G, MetLife and MLIC state that the shares were acquired for the benefit of separate account customers of MetLife and MLIC by their affiliate, State Street Research & Management Company, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act. Both MetLife and MLIC disclaim beneficial ownership of these shares in the Schedule 13G.
(6) Consists of 2,250,000 shares of Common Stock that may be acquired within sixty days upon the exercise of warrants to purchase Common Stock at $0.50 per share.
(7) Based on Schedule 13G, filed November 19, 2002 by Avocet Capital Management L.P. ("ACM"), Avocet Investment Partners, L.P. ("AIM"), Blackpool Enterprises, LLC ("LLC") and Raymond S. Ingelby ("Ingelby"), which states that ACM, LLC and Ingelby have shared voting and dispositive power over 1,361,000 shares of Common Stock and AIM has shared voting and dispositive power over 1,185,125 shares of Common Stock. In the Schedule 13G ACM, LLC and Ingelby disclaim beneficial ownership of the Common Stock except to the extent of their respective pecuniary interests therein. The filing states that AIP is filing jointly with the other filers, but not as a member of a group, and expressly disclaims membership in a group. In addition the
    Schedule 13G states that the filing on behalf of AIP should not be construed as an admission that AIP is, and it disclaims that it is, the beneficial owner of any of the Stock covered by the statement.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

Nominees

   Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes. Directors are elected for staggered three-year terms and hold office until their successors are duly elected and qualified. The term of the Class I directors, currently comprised of Messrs. Nielsen, Scheirman and Tucker, expires in 2005. The term of the Class II directors, currently comprised of Messrs. Walston, Allen and Long, expires at the Meeting. The term of the Class III directors, currently comprised of Messrs. Gerry and Grist, will expire at the 2004 annual meeting of shareholders.

   The Class II nominees for election at the Meeting, other than the Preferred Stock Nominee, are Messrs. Walston and Allen. These nominees will be elected by both the holders of the Common Stock and, on an as converted basis, the holder of the Preferred Stock. The holders of the Common Stock and the Preferred Stock will vote together as a class.

   The Company's Certificate of Designation, pursuant to which the Preferred Stock was issued on April 21, 1998, provides that the holders of the Preferred Stock have the right to appoint three directors to the Company's Board of Directors, voting together as a class. Messrs. Tucker, Long and Grist were elected as directors by the holders of the Preferred Stock as Class I, Class II and Class III directors, respectively. Each director elected by the holders of shares of Preferred Stock shall, unless his term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of stockholders at which directors of the class to which he has been elected stand for election or until his successor, if any, is elected and qualified. Mr. Long, whose term expires at the Meeting, has been nominated as the Class II Preferred Stock Nominee (together, with Messrs. Walston, and Allen, the "Nominees").

   If any director elected by the holders of Preferred Stock shall cease to serve as a director before his or her term shall expire (except by reason of the termination of the voting rights accorded to the holders of Preferred Stock in accordance with the Certificate of Designation), the holders of the Preferred Stock then outstanding and entitled to vote for such director may, by written consent, elect a successor to hold office for the unexpired term of the director whose place shall be vacant. Any director elected by the holders of shares of Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the outstanding shares of Preferred Stock, at the time of removal.

   It is intended that all shares of Common Stock and Preferred Stock represented by the proxies will be voted for the election of the Nominees, except where authority to vote in the election of directors has been withheld. Should the Nominees become unable or unwilling to serve as directors at the time of the Meeting, the person or persons exercising the proxies will vote for the election of substitute Nominees designated by the Board of Directors, or the Board of Directors may choose to reduce the number of members of the Board of Directors to be elected at the Meeting in order to eliminate the vacancy. The Nominees have consented to being nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that the Nominees will be unable or unwilling to serve if elected. Only the Nominees or substitute Nominees designated by the Board of Directors will be eligible to stand for election as directors at the Meeting. See "Stockholders' Proposals for Next Annual Meeting" for a description of when the names of director nominees for next year's annual meeting must be submitted.

Directors and Executive Officers

   The following table provides information with respect to the Nominees, all current directors and all present executive officers of the Company. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.

Class I Directors, Age and Position with the Company                       Company Position Since
----------------------------------------------------                       ----------------------
Arne R. Nielsen, 76, Director.............................................          1989
W. Russell Scheirman, 47, President, Chief Financial Officer and Director.          1991
Lawrence C. Tucker, 60, Director..........................................          1998
Class II Directors, Age and Position with the Company                      Company Position Since
-----------------------------------------------------                      ----------------------
Virgil A. Walston, Jr., 68, Vice Chairman of the Board (Nominee)..........          1989
Robert H. Allen, 75, Director (Nominee)...................................          2003
T. Michael Long, 59, Director (Nominee)...................................          1998
Class III Directors, Age and Position with the Company                     Company Position Since
------------------------------------------------------                     ----------------------
Robert L. Gerry III, 65, Chairman of the Board and Chief Executive Officer          1997
Walter W. Grist, 62, Director.............................................          1998

   The following is a brief description of the background and principal occupation of each director (including each Nominee) and each executive officer:

   Arne R. Nielsen--Mr. Nielsen has been a Director of the Company since March 1989. He is currently the Chairman and Chief Executive Officer of Shiningbank Energy Income Fund, a position he has held since 1996. He served as the Chairman of the Board of Serenpet, Inc. from April 1995 through July 1996, President, Chief Executive Officer and Chairman of the Board of Poco Petroleums Ltd. from January 1992 through May 1994, and President and Chief Executive Officer of Bowtex Energy (Canada) Corporation from July 1990 through January 1992. Mr. Nielsen also served as the Chairman of the Board and Chief Executive Officer of Mobil Oil Canada from April 1986 to January 1989.

   W. Russell Scheirman--Mr. Scheirman has served as the President of the Company since 1992, and as Chief Financial Officer and a Director of the Company since 1991. From 1991 to 1992, Mr. Scheirman was Executive Vice President of the Company. He was an Associate at McKinsey & Company, Inc. from 1989 to 1991, an investment banker with Copeland, Wickersham and Wiley from 1984 to 1989, and a Petroleum Reservoir Engineer for Exxon Company, U.S.A. from 1978 to 1984. Mr. Scheirman holds a B.S. (Summa Cum Laude) and M.S. in Mechanical Engineering from Duke University (1977 and 1978, respectively) and an M.B.A. from California Lutheran University (1984).

   Lawrence C. Tucker--Mr. Tucker is a general partner of BBH&CO, a private banking company, and has been with BBH&CO for 35 years. Mr. Tucker currently serves as a member of the Steering Committee of BBH&CO. With T. Michael Long, Mr. Tucker is responsible for the corporate finance activities of BBH&CO, including management of the 1818 Fund's private equity investing partnerships which has committed capital exceeding $1 billion. Mr. Tucker is a director of Riverwood International Corporation, National Healthcare Corporation, US Unwired, Inc., Z-Tel Technologies, Inc., Xspedius Communications, Inc. Mr. Tucker has a B.S. degree from Georgia Institute of Technology and an MBA from the Wharton School of the University of Pennsylvania.

   Virgil A. Walston, Jr.--Mr. Walston, a co-founder of the Company, has been the Chief Operating Officer and Vice Chairman of the Board of Directors of the Company since 1989. From 1985 to 1989 Mr. Walston was Chief Operating Officer of Alcorn International, Inc., which was acquired by the Company in 1989. Mr. Walston was a Manager-Middle East/Far East Operations for Occidental Petroleum, Inc. from 1983 to 1985. He was a General Manager for Cities East Asia from 1980 to 1983, a Manager of Exploration Operations for Cities Eastern

International in 1979, a New Ventures Manager for Cities International from 1976 to 1979, an Exploration Manager for Cities Service Indonesia in 1976, a Geological Manager for Cities Service Philippines in 1975, a Senior Project Manager for Cities Service East Asia in 1974, and a Petroleum Geologist for ESSO Libya and ESSO Eastern from 1963 to 1974. Mr. Walston holds a B.S. in Geology from the University of Texas (1959) and an M.S. in Geology from Texas Tech University (1963).

   T. Michael Long--Mr. Long is a general partner of BBH&CO and has been with BBH&CO for over 30 years. With Mr. Tucker, Mr. Long is responsible for the corporate finance activities of BBH&CO, including management of the 1818 Fund's private equity investing partnerships which has committed capital exceeding $1 billion. Mr. Long received a B.A. degree from Harvard College in 1965 and he received an MBA from the Harvard University Graduate School of Business in 1971. Mr. Long is a director of HCA Healthcare Company, Computerized Medical Systems, Inc., PICIS, Inc., Genesee & Wyoming, Inc., and MedSource Technologies, Inc.

   Robert H. Allen--Mr. Allen is the managing partner of Challenge Investment Partners, which is active in mining ventures in Canada, Greenland, South America and Indonesia. He is a certified public accountant and a member of the Texas Society of CPA's. He is the past Chairman, Chief Executive Officer and a Director of Gulf Resources and Chemical Corporation from which he retired in 1982. In the more recent past he has served as a Director and as Chairman of the Audit Committee of Gulf Canada Resources Ltd., and as Chairman of the Board of The University of Texas Investment Management Company and Gulf Indonesia Resources Ltd. Prior to serving as Chairman of each of these companies he was Chairman of the Audit Committees. He presently serves on the Board of Trustees of Baylor College of Medicine where he also serves as Chairman of the Audit Committee, and he is Chairman of the Audit Committee at the Brown Foundation. Mr. Allen is Regent Emeritus of Texas A&M University where he received his BBA degree in 1951.

   Robert L. Gerry III--Mr. Gerry has been Chairman of the Board and Chief Executive Officer of the Company since August 1997. Until August 1997, Mr. Gerry had been Vice-Chairman of Nuevo Energy Company ("Nuevo") since February 1994. Prior to being appointed Vice-Chairman of Nuevo, Mr. Gerry had served as President and Chief Operating Office of Nuevo since its formation in March 1990. Mr. Gerry had been Senior Vice President of Energy Assets International Corporation ("EAIC") since January 1989. For ten years prior to joining EAIC, Mr. Gerry was active as an independent investor concentrating on energy investments. He currently serves on the Board of Directors of Nuevo, a position he has held since 1990, and serves as a Trustee of Texas Children's Hospital.

   Walter W. Grist--Mr. Grist has been with BBH&CO for over 30 years. Mr. Grist is one of several managers of the 1818 Fund's private equity investing partnerships which has committed capital exceeding $1 billion. Mr. Grist received his B.S. degree in Business Administration at New York University in 1965. Mr. Grist is a director of Computerized Medical Systems and Western Oil Sands, Inc.

   Mr. Nielsen is a Canadian citizen. All other officers and directors of the Company are United States citizens.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms they filed with the SEC.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, the Company's officers, directors and greater than ten percent stockholders complied with all Section 16(a) filing requirements.

Information Concerning the Operation of the Board of Directors

   The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors may also hold special meetings when an important matter requires Board action between regularly scheduled meetings. Directors are not compensated for service on the Board of Directors or any committee thereof. During 2002, the Board of Directors of the Company met formally two (2) times and executed two (2) unanimous consents. All of the Company's directors attended the meetings of the Board of Directors.

   In order to facilitate the various functions of the Board of Directors, the Board of Directors has created a Compensation Committee comprised of T. Michael Long and Lawrence C. Tucker, both of whom are non-employee directors. The Compensation Committee establishes and approves the terms of employment of executive officers and reviews and approves management's recommendations concerning compensation of certain other employees. During 2002, the Compensation Committee held one meeting. All directors who were members of the Compensation Committee were present at the committee meeting. The Company does not have a nominating committee.

Audit Committee Report

   The Audit Committee assists the Board of Directors in fulfilling its responsibility for overseeing the quality and integrity of the Company's accounting, auditing and financial reporting practices. In carrying out this responsibility, the Audit Committee (i) reviews with the Company's independent auditors the scope of the annual audit, (ii) reviews the independent auditors' management letter and (iii) meets with the Company's internal auditors. The Board of Directors has not adopted an audit committee charter. The Audit Committee is comprised of Mr. Allen (Chairman), Mr. Nielsen and Mr. Grist. The board of directors believes that the members of the Company's Audit Committee are independent based on the definition of independence in the New York Stock Exchange's listing standards. During 2002, the Audit Committee held one meeting at which all members were present. Mr. Allen was appointed to the Committee in January 2003.

   The Company's management is responsible for preparing the Company's financial statements and implementing its internal accounting controls. Deloitte & Touche, LLP ("Deloitte & Touche") the Company's independent public accountants, are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. In carrying out its responsibility to oversee these processes, the Audit Committee has reviewed the audited financial statements in the Company's Annual Report for the year ended December 31, 2002 and discussed these financial statements with management and Deloitte & Touche. The Audit Committee's discussions with management and Deloitte & Touche included a review of the quality of the accounting principles used to prepare the Company's financial statements. The Audit Committee also discussed with Deloitte & Touche such other matters as are required to be discussed with the Company's independent auditors under generally accepted auditing standards, including Statement on Auditing Standards No. 61.

   Audit Fees. For the year ended December 31, 2002, the aggregate fees billed to the Company by its principal accounting firm, Deloitte & Touche, for services related to Deloitte & Touche's audit of the Company's financial statements and reviews of its Form 10-QSBs for 2002 were $103,200.

   Financial Information Systems Design and Implementation Fees. The Company was not billed any amounts during 2002 by Deloitte & Touche for operating or supervising its information system, or designing a hardware or software system that aggregates data for, or generates information that is significant to, the Company's financial statements.

   All Other Fees. The aggregate amount of all other fees Deloitte & Touche billed to the Company during 2002 was $124,300 including $91,000 for audit fees for the 2001 audit not billed until 2002.

   After reviewing the non-audit services provided by Deloitte & Touche and engaging in discussions with Deloitte & Touche regarding their independence, the Audit Committee determined that the non-audit services provided to the Company by Deloitte & Touche were not inconsistent with Deloitte & Touche's status as independent auditors. The primary non-audit service provided by Deloitte & Touche was the preparation of the Company's tax returns. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1.

   Based on its reviews of the Company's audited financial statements and the discussions with management and Deloitte & Touche described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the SEC.

                          Robert H. Allen (Chairman)
                                Arne R. Nielsen
                                Walter W. Grist

Certain Relationships and Related Transactions

   On April 21, 1998 VAALCO consummated the acquisition of 1818 Oil Corp. from the Fund in exchange for 10,000 shares of Preferred Stock. The Preferred Stock is convertible into 27.5 million shares of VAALCO Common Stock. In connection with the acquisition of 1818 Oil Corp., the Company issued to the Fund Common Stock and Preferred Stock which votes as a class with the Common Stock on an as converted basis. This Common Stock and Preferred Stock represents approximately 64% of the outstanding voting power of the Company on an as converted basis (excluding options and warrants). In addition, the terms of the Preferred Stock acquired by the Fund provide that while the Preferred Stock is outstanding, the holders of Preferred Stock, voting together as a class, are entitled to elect three directors of the Company. Messrs. Grist, Long and Tucker were appointed to the Board of Directors as the Fund's nominees.

   To fund a portion of its share of the development costs of the Etame Field offshore Gabon, on April 19, 2002 the Company entered into a $10.0 million credit facility with the International Finance corporation ("IFC"), a subsidiary of the World Bank. The IFC credit facility required that the Company provide $10.0 million of cash collateral to secure borrowings under the facility. The Company borrowed the $10.0 million that is used as cash collateral for the IFC loan from the 1818 Fund II, L.P., which owns approximately two-thirds of the Company's Common Stock on a fully diluted basis. In connection with the 1818 Fund loan, the Company issued warrants to purchase 15.0 million shares of its Common Stock to the 1818 Fund (9.75 million of these warrants terminated when the loan was repaid on April 1, 2003). The loan agreement was subsequently amended to add an additional lender not related to the company, and to increase the amount the Company was entitled to borrow under the facility to $13.0 million. After the other lender was added, the Company had borrowed $10.0 million under the loan, $7.0 million funded by the 1818 Fund II, L.P. and $3.0 million by the other lender. The Company issued the other lender warrants to purchase 4.5 million shares of Common Stock on the same terms as the warrants issued to the 1818 Fund II, L.P. (2.25 million of these warrants terminated when the loan was repaid on April 1, 2003).

   The IFC loan provided that when the Etame Field reached the "project completion date" the $10 million would be released from escrow and returned to the Company. The project completion date occurred on March 31, 2003, at which time the $10 million was returned to the Company. The Company used the $10 million cash collateral released from escrow under the IFC loan to repay the loan from the 1818 Fund II, L.P. and the other lender.

                            EXECUTIVE COMPENSATION

   The following table sets forth all compensation, for each executive officer of the Company, including salaries, fees, bonuses and deferred compensation, paid or accrued for the account of such persons for services rendered in all capacities during the three-year period ended December 31, 2002. The Company does not maintain any pension plans for the persons named below or any other employees of the Company domiciled in the United States.

                                               Annual Compensation
                                               -------------------
                  Name and                                          All Other
             Principal Position           Year  Salary   Bonus(1)  Compensation
             ------------------           ---- --------  --------  ------------
   Robert L. Gerry III................... 2002 $225,000  $150,000       0
    Chief Executive Officer and           2001  225,000    95,000       0
    Chairman of the Board                 2000  225,000   110,000       0
   Virgil A. Walston, Jr................. 2002 $175,000  $ 25,000       0
   Vice Chairman of the Board             2001  199,000    25,000       0
                                          2000  144,000         0       0
   W. Russell Scheirman.................. 2002 $160,000  $135,000       0
    President and Chief Financial Officer 2001  160,000    55,000       0
                                          2000  160,000    60,000       0

--------
(1) Fifty percent of the 2002 bonus amount for Mr. Gerry and Mr. Scheirman was not paid until March 2003, and one hundred percent of the 2002 bonus to Mr. Walston was not paid until 2003.

   The aggregate amount of perquisites and other personal benefits paid to each executive officer has not exceeded the lesser of ten percent of such officer's annual salary and bonus or $50,000 during the past three years. No other compensation has been awarded to the Company's executive officers. The Company has not awarded any long-term compensation during the three years ended December 31, 2002 and none of the executive officers currently hold any restricted stock.


Option/SAR Grants in 2002

   No option grants or SAR grants were awarded to any executive officer during 2002.

Aggregated Option/SAR Exercises in 2002 and Option/SAR Values At December 31,
2002

   The following table sets forth as of December 31, 2002, certain information concerning options to purchase Common Stock and SARs granted to the executive officers named in the Summary Compensation Table. Such persons exercised no stock options or SARs in 2002.

                                                          Number of
                                                         Securities     Value of
                                                         Underlying    Unexercised
                                                         Unexercised  In-the-Money
                                                         Options at    Options at
                                                         Fiscal Year   Fiscal Year
                                                             End         End(1)
                                                        ------------- -------------
                     Shares Acquired                    Exercisable/  Exercisable/
Name                 on Exercise (#) Value Realized ($) Unexercisable Unexercisable
----                 --------------- ------------------ ------------- -------------
Robert L. Gerry III.       --                --            500,000      $422,500
W. Russell Scheirman       --                --            480,000      $382,000

--------
(1) Based on a stock price of $1.47 per share of Common Stock at December 31, 2002.

Long-Term Incentive Plans

   At this time, the Company has no long-term incentive plans.

                                  PROPOSAL 2.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   Deloitte & Touche has been selected by the Company as its principal independent public accountants for the Company's fiscal year ending December 31, 2003. Deloitte & Touche served in such capacity for the Company's fiscal year ended December 31, 2002. The Board recommends that the stockholders vote FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche to serve as the Company's principal independent auditors for the fiscal year ending December 31, 2003. Unless otherwise indicated, all properly executed proxies received by the persons named in the enclosed proxy will be voted for such ratification at the Meeting.

   Representatives of Deloitte & Touche are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions. If the stockholders do not ratify the selection of this firm, the Board of Directors will consider the selection of another firm of independent certified public accountants in the following year.

                STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

   Any proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2004 must be received by the Company at its principal executive offices, 4600 Post Oak Place, Suite 309, Houston, Texas 77027, no later than December 23, 2003, in order to be included in the proxy statement and form of proxy relating to that meeting. If the date of the 2004 annual meeting of stockholders is changed by more than 30 days from the date of the 2003 annual meeting of stockholders, the deadline for submitting proposals is a reasonable time before the Company begins to print and mail its proxy materials for its 2004 annual meeting of stockholders.

   The persons named in the Company's form of proxy for the 2004 annual meeting of stockholders will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive timely notice by March 14, 2004, unless the Company changes the date of its 2004 annual meeting of stockholders by more than 30 days from the date of the 2003 annual meeting of stockholders, in which case the Company will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2004 annual meeting of stockholders.

   If the date of the 2004 annual meeting of stockholders is advanced or delayed by more than 30 calendar days from the date of the 2003 annual meeting of stockholders, the Company shall, in a timely manner, inform stockholders of such change, by including a notice under Item 5 in its earliest possible quarterly report on Form 10-QSB. The notice will include the new deadline for submitting proposals to be included in the Company's proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

   In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that stockholders submit their proposals by certified mail, return receipt requested.

                                 OTHER MATTERS

   The management of the Company knows of no other matters that may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

   The Company will pay all costs incurred in the solicitation of proxies. In addition to solicitation by use of the mails, certain officers or employees of the Company may solicit the return of proxies by telephone, telefax or personal interview. Arrangements may be made with brokerage firms or other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners of the voting securities of the Company.

                             FINANCIAL STATEMENTS

   The Company will provide without charge to any stockholder as of the Record Date a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, upon written or oral request to the Investor Relations Department, VAALCO Energy, Inc., 4600 Post Oak Place, Suite 309, Houston, Texas 77027, telephone (713) 628-0801, or it may be downloaded from the Company's internet website at www.vaalco.com.

                                          By Order of the Board of Directors,

                                          /s/ Gayla M. Cutrer
                                          Gayla M. Cutrer
                                          Secretary

April 21, 2003

                                REVOCABLE PROXY
                              VAALCO Energy, Inc.


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 4, 2003

     This Proxy is solicited by the Board of Directors of VAALCO Energy, Inc. (the "Company") for the Annual Meeting of Stockholder on June 4, 2003.

     The undersigned hereby constitutes and appoints Robert L. Gerry, III and W. Russell Scheirman, or either of them, with full power of substitution and revocation to each, the and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of VAALCO Energy, Inc. to be held on June 4, 2003, at 10:00 a.m., Houston time, at the headquarters of the Company at 4600 Post Oak Place, Suite 309, Houston, Texas 77027 or any adjournment thereof (the "Annual Meeting") and to vote the shares of Common Stock of the Company, $.10 par value per share ("Shares") standing in the name of the undersigned on the books of the Company on the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting:








Please be sure to sign and              Date
date this Proxy in the box below.
--------------------------------------------------------------------------------


Stockholder sign above------------------Co-holder (if any) sign above-----------

                                                            With-   For All
                                                      For   hold    Except
1.   PROPOSAL TO ELECT AS DIRECTORS of the            [ ]    [ ]      [ ]
     Company two nominees for the Class lI
     position for a three-year term.
     Directors will hold office for the stated term or until their successors are elected and shall qualify. Nominees: Class II:V. A.Walston, Jr. and Robert H. Allen. In addition to the nominees listed herein, the holders of Preferred Stock, Series A, will be voting as a class for the election of one Class II director. This will result in a total of three directors being elected to the Board of Directors.

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


     ---------------------------------------------------------------------------
                                                      For   Against   Abstain
2.   PROPOSAL TO RATIFY THE APPOINTMENT OF            [ ]     [ ]       [ ]
     DELOITTE & TOUCHE as the Independent
     auditors of the Company for the fiscal year ending December 31, 2003.

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

     The Board of Directors recommends a vote FOR the election of the nominees and FOR the foregoing proposals and if no specification is made, the Shares will be voted for said nominees and proposals.

     The undersigned hereby acknowledges previous receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned.

     Signature should agree with name printed herein. Shares are held in name of more than one person EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.



--------------------------------------------------------------------------------
   *Detach above card, sign, date and mail in postage paid envelope provided.*


                              VAALCO Energy, Inc.
              4600 Post Oak Place, Suite 309, Houston, Texas 77027

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED
                        PRE-ADDRESSED ENVELOPE ENCLOSED.


IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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